UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2023

EVO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40029	85-4030703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Stateline Road

Crystal Bay, Nevada 89402

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (775) 624-9360

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	EVOJU	The Nasdaq Stock Market LLC
Shares of Class A Common Stock included as part of the units	EVOJ	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the units	EVOJW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, Evo Acquisition Corp., a Delaware corporation (“Evo”), entered into a Business Combination Agreement (the “Business Combination Agreement”), dated as of October 18, 2022, with 20Cube Logistics Solutions Pte. Ltd. (UEN: 202227172M), a Singapore exempt private company limited by shares (“Pubco”), Hollis Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Merger Sub”), 20Cube Logistics Pte. Ltd., a Singapore private company limited by shares (the “Company”), and certain holders of the Company’s outstanding shares (the “Signing Sellers”).

On April 25, 2023, pursuant to Section 10.1(a) of the Business Combination Agreement, Evo, Pubco, Merger Sub, the Company and the Signing Sellers entered into a Termination and Release Agreement (the “Termination Agreement”) to terminate the Business Combination Agreement and the transactions contemplated thereby (together, the “Termination”). The Termination Agreement also terminates and makes void the Ancillary Documents (as defined in the Business Combination Agreement). Additionally, the Termination Agreement provides for a mutual release of claims among the parties and their affiliates.

As a result of the Termination, the Business Combination Agreement is of no further force and effect, with the exception of specified provisions in Section 10.2 of the Business Combination Agreement and the confidentiality provisions of the Ancillary Documents, each of which shall survive the termination of the Business Combination Agreement and remain in full force and effect in accordance with their respective terms.

The foregoing descriptions of the Business Combination Agreement, the Termination Agreement and the Ancillary Documents do not purport to be complete and are qualified in their entirety by the terms and conditions of, respectively, (i) the Business Combination Agreement, a copy of which was previously filed as Exhibit 2.1 to Evo’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 24, 2022, (ii) the Termination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated by reference herein and (iii) the Ancillary Documents, copies of which were previously included as Exhibits 10.1, 10.2 and 10.3 to Evo’s Current Report on Form 8-K filed with the SEC on October 24, 2022.

Item 1.02. Termination of Material Definitive Agreement.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 8.01. Other Events.

On April 26, 2023, Evo issued a press release announcing the termination of the Business Combination Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Termination and Release Agreement, dated April 25, 2023, among Evo Acquisition Corp, 20Cube Logistics Solutions Pte. Ltd., Hollis Merger Sub, Inc., 20Cube Logistics Pte. Ltd. and certain holders of outstanding shares of 20Cube Logistics Pte. Ltd.
99.1	Press Release, dated April 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVO ACQUISITION CORP.

By:	/s/ Richard Chisholm
	Name:	Richard Chisholm
	Title:	Chief Executive Officer

Date: April 26, 2023

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